Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BluePhoenix Solutions Ltd. 2007 Award Plan of our report dated March 31, 2011 related to the consolidated financial statements included in the annual report of BluePhoenix Solutions Ltd. on Form 20-F for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 31, 2011.

/s/ Ziv Haft

Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel
July 25, 2011